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          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C.  20549





                CMS ENERGY CORPORATION

                          AND

                CONSUMERS POWER COMPANY





                       FORM 10-Q

                       EXHIBITS



           FOR QUARTER ENDED MARCH 31, 1994


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                     EXHIBIT INDEX

Exhibit
Numbers                              Description
- -------        ------------------------------------------------------

(12)      -    CMS Energy:  Statements regarding computation of Ratio
                            of Earnings to Fixed Charges

(15)      -    CMS Energy:  Letter of independent public
                            accountants




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